AMENDMENT
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated May 1, 2000, as amended May 1, 2003, April 30, 2004 and July 15, 2005, by and among AIM Variable Insurance Funds (“AVIF”), a Delaware trust; A I M Distributors, Inc. (“AIM”), a Delaware corporation, Symetra Life Insurance Company, and Symetra Securities Inc., is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

SYMETRA LIFE INSURANCE COMPANY

Attest:	/s/ Jacqueline Venezani	By:	/s/ Jennifer Davia

Name:	Jacqueline Venezani	Name:	Jennifer Davia

Title:	Senior Counsel	Title:	Senior Vice President

SYMETRA SECURITIES, INC.

Attest:	/s/ Kathryn Hendrickson	By:	/s/ Linda Mahaffey

Name:	Kathryn Hendrickson	Name:	Linda Mahaffey

Title:	Paralegal	Title:	President

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